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                                                                    Exhibit 8.4
                                                                    -----------

                                October 17, 2001

Southpoint Residential Mortgage Securities Corporation
Morgan Keegan Tower
Fifty Front Street, 16th Floor
Memphis, Tennessee 38103

Ladies and Gentlemen:

          We have acted as counsel to Southpoint Residential Mortgage Securities Corporation, a Tennessee corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of $250,000,000 aggregate principal amount of Pass-Through Certificates (the "Certificates") and Asset-Backed Notes (the "Notes") representing interests in one or more trusts (each a "Trust") to be established by the Company. Each series of Notes will be issued pursuant to a form of Indenture among the Company, and an indenture trustee to be named therein (an "Indenture").

          We have reviewed the originals or copies of (i) the Amended and Restated Charter, By-laws, and other organizational documents of the Company;
(ii) certain resolutions of the Board of Directors of the Company; (iii) the Indenture, including the forms of the Notes annexed thereto; (iv) the Registration Statement and the prospectus included therein; and (v) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

          Based on the foregoing, we adopt and confirm that the legal conclusions contained in the Registration Statement under the caption "Federal Income Tax Consequences" are our opinion as to the material federal income tax consequences associated with the purchase, ownership and disposition of the Notes. In arriving at the opinion expressed above, we have assumed that the Indenture will be duly authorized by all necessary corporate action on the part of the parties thereto for such series of Notes and will be duly executed and delivered by the parties thereto substantially in the applicable form filed or incorporated by reference as an exhibit to the Registration Statement, that each series of Notes will be duly executed and delivered in substantially the forms set forth in the related Indenture filed or incorporated by reference as an exhibit to the Registration Statement, that each series of Notes will be sold as described in the Registration Statement, and that the parties to the transactions involving the issuance of each series of Notes will comply (without waiver) with all of the provisions of the related Indenture and the other documents prepared and executed in connection with such transactions.
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Southpoint Residential Mortgage Securities Corporation
October 17, 2001
Page 2


          You should be aware that the above opinions represent our conclusions as to the application of existing law to the transaction described above. There can be no assurance that contrary positions will not be taken by the Internal Revenue Service or that the law will not change.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Hunton & Williams under the caption "Federal Income Tax Consequences" in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

          No opinion has been sought and none has been given concerning the tax treatment of the issuance and sale of the Notes under the laws of any state.

                                                   Very truly yours,



                                                   /s/ Hunton & Williams